[Execution Copy]



                           FII INTERCREDITOR AGREEMENT


         THIS FII INTERCREDITOR AGREEMENT, dated as of February 27, 1998, is among (i) CITICORP USA, INC. ("Citicorp"), as collateral agent (in such capacity, the "Foamex Collateral Agent") on behalf of certain financial institutions (collectively referred to as the "Foamex Lenders") which are now, or may from time to time hereafter become, parties to the Foamex Credit Agreement referred to below, (ii) CITICORP, as intercreditor collateral agent (in such capacity, the "New GFI Intercreditor Collateral Agent") under the New GFI Intercreditor Agreement (as defined below) on behalf of the holders of the Obligations (as such term is defined in the FII Guaranty)(the "FII Guaranty Secured Parties"), and (iii) CITICORP, acting in its capacity as collateral agent hereunder (together with its successors and assigns, the "Intercreditor Collateral Agent") for the Secured Parties.

                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, dated as of June 12, 1997, as amended and restated as of February 27, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Foamex Credit Agreement"), among Foamex L.P., a Delaware limited partnership, the lenders party thereto and the administrative agents party thereto, the lenders have extended commitments to make Credit Extensions (as defined in the Foamex Credit Agreement) (the "Foamex Credit Extensions") thereunder;

         WHEREAS, pursuant to the New GFI Intercreditor Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "New GFI Intercreditor Agreement"), among the New GFI Administrative Agents, the Term Collateral Agent (as defined therein) and the New GFI Intercreditor Collateral Agent, the New GFI Intercreditor Agent has agreed to act as collateral agent on behalf of the FII Guaranty Secured Parties;

         WHEREAS, Foamex International Inc., a Delaware corporation ("FII"), has entered into a second amended and restated guaranty, dated as of February 27, 1998 (the "Foamex International Guaranty") pursuant to which it has guaranteed the obligations of Foamex under the Foamex Credit Agreement and the other Loan Documents (as defined in the Foamex Credit Agreement);

         WHEREAS, FII, has entered into a guaranty, dated as of February 27, 1998 (the "FII Guaranty") pursuant to which it has guaranteed certain obligations of New GFI;

         WHEREAS, FII and FMXI, Inc. ("FMXI") have entered into the Partnership Pledge Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Partnership Pledge Agreement"), pursuant to which FII and FMXI have each pledged its partnership interests in Foamex (the "Partnership Pledge Agreement Collateral");

         WHEREAS, FII has entered into the Foamex International Pledge Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "FII Pledge Agreement"), pursuant to which FII has pledged its equity interests in New GFI (the "FII Pledge Agreement Collateral");

         WHEREAS, the Secured Parties and the Intercreditor Collateral Agent wish to set forth certain additional agreements among them with respect to, among other things, the appointment, duties and responsibilities of the Intercreditor Collateral Agent, the allocation of certain payments by FII among the Intercreditor Collateral Agent and the Secured Parties and decisions relating to the exercise of remedies under the New GFI Intercreditor Agreement and the Collateral Documents; and

         NOW, THEREFORE, in consideration of the premises and other covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS

         SECTION        a.         Certain Terms.  The following terms (whether
                                 or not underscored) when used in this
                                 Agreement, including its preamble and
                                 recitals, shall have the following meanings
                                 (such definitions to be equally applicable to the singular and plural forms thereof):

         "Agreement" means this FII Intercreditor Agreement as in effect on the date hereof, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Applicable Agreement" means, as the context requires, the Foamex Credit Agreement, the Foamex International Guaranty or the
FII Guaranty.

         "Citicorp" is defined in the preamble.

         "Collateral" means, collectively, the Partnership Pledge Agreement Collateral and the FII Pledge Agreement Collateral.

         "Collateral Documents" means, collectively, the Partnership Pledge Agreement and the FII Pledge Agreement, and all other documents, agreements and instruments from time to time evidencing a security interest purported to be granted in the Collateral.

         "Event of Default" means any Foamex Credit Agreement Event of Default or any New GFI Intercreditor Agreement Event of Default.

         "Excess Party" is defined in clause (a) of Section 3.2.

         "FII" is defined in the third recital.

         "FII Guaranty" is defined in the fourth recital.

         "FII Guaranty Secured Parties" is defined in the preamble.

         "FII Guaranty Requisite Secured Parties" means the Requisite Secured Parties (as defined in the New GFI Intercreditor Agreement).

         "FII Pledge Agreement" is defined in the sixth recital.

         "FII Pledge Agreement Collateral" is defined in the sixth recital.

         "FMXI" is defined in the fifth recital.

         "Foamex Collateral Agent" is defined in the preamble.

         "Foamex Credit Agreement" is defined in the first recital.

         "Foamex Credit Agreement Event of Default" has the meaning assigned to the term "Event of Default" in the Foamex Credit Agreement.

         "Foamex Credit Extensions" is defined in the first recital.

         "Foamex International Guaranty" is defined in the third recital.

         "Foamex Lenders" is defined in the preamble.

         "Foamex Requisite Lenders" means the Requisite Lenders (as defined in the Foamex Credit Agreement).

         "Intercreditor Collateral Agent" is defined in the preamble.

         "New GFI Intercreditor Agreement" is defined in the second recital.

         "New GFI Intercreditor Agreement Event of Default" has the meaning assigned to the term "Event of Default" in the New GFI Intercreditor Agreement.

         "New GFI Intercreditor Collateral Agent" is defined in the preamble.

         "Notifying Secured Party" means (a) in respect of the Partnership Pledge Agreement Collateral, the Foamex Collateral Agent and (b) in respect of the FII Pledge Agreement Collateral, the New GFI Intercreditor Collateral Agent.

         "Partnership Pledge Agreement" is defined in the fifth recital.

         "Partnership Pledge Agreement Collateral" is defined in the fifth recital.

         "Principal Obligations" means, collectively, the aggregate amounts owing to the Secured Parties with respect to (i) the outstanding principal amount of the Obligations (as defined in the Foamex Credit Agreement) and (ii) without duplication, the outstanding principal amount of the Guaranteed Obligations (as defined in the FII Guaranty).

         "Ratable" or "Ratably" means, in the context of (i) the benefit of or any distribution or realization of Collateral, or (ii) a distribution of any proceeds, an allocation thereof among the Secured Parties entitled thereto pro rata in accordance with the amount of the Secured Obligations owing to such party is of the aggregate amount of all Secured Obligations.

         "Related Parties" is defined in clause (a) of Section 5.2.

         "Requisite Secured Parties" means (a) with respect to the Partnership Pledge Agreement Collateral, (i) the Foamex Requisite Lenders and (ii), after payment in full of all Secured Obligations with respect to the Foamex Credit Agreement, the FII Guaranty Requisite Secured Parties, and (b) with respect to the FII Pledge Agreement Collateral, (i) FII Guaranty Requisite Secured Parties and (ii), after payment in full of all Secured Obligations with respect to the FII Guaranty, the Foamex Requisite Lenders.

         "Secured Obligations" means, collectively, (a) the Obligations (as defined in the Foamex Credit Agreement) and (b) the Obligations (as defined in the FII Guaranty).

         "Secured Parties" means collectively, (i) the Lenders, the Issuing Banks, the Credit Agents and each provider of a Hedging

Obligation (as each such term is defined in the Foamex Credit Agreement), (ii) the FII Guaranty Secured Parties, (iii) the Foamex Collateral Agent, (iv) the New GFI Intercreditor Collateral Agent and (v) the Intercreditor Collateral Agent.

         "TFLLC" means Trace Foam LLC, a Delaware limited liability company.

         SECTION           b.       Definitions.  Unless otherwise defined
                                  herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Foamex Credit Agreement.


                                   ARTICLE 2.

                        CERTAIN RIGHTS OF SECURED PARTIES

         SECTION           a.      Acceleration.  It is expressly understood
                                 and agreed by each Secured Party that
                                 Indebtedness owing to any Secured Party may be accelerated in accordance with the terms of the Applicable Agreement governing such Indebtedness, and, subject to Section 2.2, that this Agreement does not limit or affect such right or any other rights afforded to the Secured Parties under the Applicable Agreements.

         SECTION           b.      Individual Rights.  Except as expressly
                                 provided in this Agreement, each Secured Party shall have such rights as may be provided to it by its Applicable Agreement, the Collateral Documents and by applicable law.

         SECTION           c.      Required Notices.  Each Notifying Secured
                                 Party shall give notice promptly to the
                                 Intercreditor Collateral Agent of:

                  i.         the occurrence of any Event of Default of which
                           it has knowledge;

                 ii.         the acceleration by it of the maturity of any
                           Secured Obligations owed to it; and

                iii.         any proceeding which it has commenced against FII
                           pursuant to the exercise of any individual rights it may have either under an Applicable Agreement, any document or instrument delivered in connection therewith or under applicable law.

Promptly following receipt, the Intercreditor Collateral Agent shall give a copy of each notice which it has received pursuant to this Section to the Foamex Collateral Agent and the New GFI Intercreditor Collateral Agent.


                                                    ARTICLE 3.

                                             SHARING OF PAYMENTS, ETC.

         SECTION           a.       Sharing Excess Payments.  Nothing contained
                                  in this Agreement is intended to limit FII's obligation to make payment of all Secured Obligations owed by it to the Secured Parties and the Intercreditor Collateral Agent strictly in accordance with the terms of the Applicable Agreement and instruments or agreements delivered in connection therewith. The right, however, of any Secured Party under the Applicable Agreement, the Collateral Documents and under this Agreement (including
                                  Article IV hereof) to hold and apply in
                                  payment of any Secured Obligation owed to it any amounts received by it as a result of the realization, sale or other remedial disposition of, or foreclosure on, any Collateral shall be subject to such Secured Party's obligation to distribute such amounts (to the extent such Secured Party is not then entitled to receive such amounts) in accordance with the terms of the applicable Collateral Document.

         SECTION           b.         Method of Sharing.

                  i.         If any Secured Party (an "Excess Party") shall
                           obtain any payment or other recovery with respect to Collateral which such Secured Party is not then entitled to receive in accordance with the terms of the applicable Collateral Document (whether voluntary, involuntary, by application of setoff, or otherwise) on account of any Collateral in payment of obligations constituting part of the Secured Obligations, such Excess Party shall hold such amount in trust for the Ratable benefit of the other Secured Parties entitled thereto in accordance with the terms of the applicable Collateral Document; provided, that if the Excess Party is required to return any such recovery, each Secured Party receiving a portion of such recovery shall return to the Excess Party its Ratable share of the sum required to be returned.

                 ii.         Each party hereto acknowledges for all purposes
                           (including for purposes of Sections 9-305 and 8-313(o) of the Uniform Commercial Code as in effect in the State of New York) that any Collateral (including instruments, money, negotiable instruments or certified securities) in which the Intercreditor Collateral Agent or such Secured Party may from time to time hold a possessory security interest shall also be held on behalf of the other Secured Parties, and the Intercreditor Collateral Agent and each Secured Party agrees, and FII consents, that, at such time as any of such Collateral is released from the Lien of any Secured Party, it shall be delivered to the Intercreditor Collateral Agent or, if there shall be no Intercreditor Collateral Agent, to any other Secured Party(s) whose Liens shall then be in effect, or such other Person as shall be designated by such Secured Party(s), to be held as security for the Secured Obligations then outstanding.


                                   ARTICLE 4.

             EXERCISE OF REMEDIES; APPLICATION OF CERTAIN PROCEEDS;
                             CERTAIN VOTING MATTERS

         SECTION           a.        Decisions Relating to Exercise of Remedies;
                                  Limit on Individual Rights. The Intercreditor Collateral Agent shall, subject to Section 5.1, make such demands and give such notices under the Collateral Documents as the applicable Requisite Secured Parties may request, and shall take such actions to enforce the applicable Collateral Documents and to foreclose upon, collect and dispose of all or any portion of the Collateral as may be directed by the applicable Requisite Secured Parties; provided, however, that all such directions shall be binding upon each Secured Party for all purposes. No Secured Party shall have any right to exercise, individually, any rights or remedies under any Collateral Document (unless required by applicable law, in which case any recovery thereunder shall be subject to the terms of
                                  Article III), it being understood and agreed that all of such rights and remedies shall be exercised solely by and through the Intercreditor Collateral Agent for the benefit of all of the Secured Parties.

         SECTION           b.      Application of Certain Proceeds of the Foamex
                                  International Guaranty and the FII Guaranty.
                                  Upon the receipt by the Foamex Collateral
                                  Agent under the Foamex International Guaranty or the New GFI Intercreditor Collateral Agent under the FII Guaranty of proceeds not derived from the sale or other disposition of Collateral, such proceeds shall be shared Ratably among the Secured Parties.

         SECTION           c.      Application of Proceeds of Collateral
                                  Documents. Proceeds of Collateral shall be applied as set forth in the applicable Collateral Document.

         SECTION           d.      Certain Voting Matters.  Prior to the
                                  occurrence and during the continuance of an Event of Default, the Intercreditor Collateral Agent shall not take any action or give any consent to release any Collateral except with the prior written consent of the applicable Requisite Secured Parties.


                                   ARTICLE 5.

                         INTERCREDITOR COLLATERAL AGENT

         SECTION           a.       Actions.  Each Secured Party hereby
                                  authorizes and appoints the Intercreditor
                                  Collateral Agent to act on behalf of such Secured Party as Intercreditor Collateral Agent for and representative of such Secured Party under this Agreement and the Collateral Documents, to enforce the rights provided under the Collateral Documents and the obligations of FII and, in the absence of other written instructions from the Requisite Secured Parties received from time to time by the Intercreditor Collateral Agent (with respect to which the Intercreditor Collateral Agent agrees that it will, subject to the terms of this Section, comply in good faith except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Intercreditor Collateral Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Secured Party agrees (which Agreement shall survive any termination of this Agreement) to indemnify the Intercreditor Collateral Agent, Ratably according to such Secured Party's Secured Obligations, from and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Intercreditor
                                  Collateral Agent in any way relating to or arising out of this Agreement or the Collateral Documents, including the reimbursement of the Intercreditor
                                  Collateral Agent for all reasonable
                                  out-of-pocket expenses (including attorneys' fees and expenses) incurred by the Intercreditor Collateral Agent hereunder or in connection herewith or in enforcing the obligations of FII under the Collateral Documents, in all cases as to which the Intercreditor Collateral Agent is not reimbursed by FII; provided, that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Intercreditor Collateral Agent's gross negligence or wilful misconduct. The Intercreditor Collateral Agent shall not be required to take or omit to take any action hereunder or under any Applicable Agreement or the Collateral Documents, or to prosecute or defend any suit in respect of this Agreement, any Applicable Agreement or the Collateral Documents unless indemnified to its satisfaction by the Secured Parties against loss, costs, liability, and expense. If any indemnity in favor of the Intercreditor Collateral Agent shall become, in the Intercreditor Collateral Agent's determination, inadequate or impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. The Intercreditor Collateral Agent may delegate its duties hereunder to affiliates, agents, attorneys-in-fact and receivers (which term includes receivers as managers) selected in good faith by the Intercreditor Collateral Agent.

         SECTION           b.         Exculpation.

                  i.         The Intercreditor Collateral Agent shall have no
                           duties or responsibilities except those expressly set forth in this Agreement or the Collateral Documents, and the Intercreditor Collateral Agent shall not by reason of this Agreement or the Collateral Documents (or otherwise) be a trustee for any Secured Party or have any fiduciary obligation to any Secured Party. Neither the Intercreditor Collateral Agent nor any of its directors, officers, employees or agents (collectively, the "Related Parties") shall be liable to any Secured Party for any action taken or omitted to be taken by it under this Agreement or any of the Collateral Documents, or in connection herewith or therewith, if directed to do so (or to refrain from taking any action) by the applicable Requisite Secured Parties, except for its own wilful misconduct or gross negligence, nor shall the Intercreditor Collateral Agent or any Related Parties be responsible for any recitals or representations or warranties herein or therein or in any other Agreement delivered in connection therewith, or for the effectiveness, enforceability, validity or due execution of this Agreement or any of the Collateral Documents or in any other Agreement delivered in connection therewith, nor for the creation, perfection or priority of any Liens purported to be created under any Collateral Document or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral, nor shall the Intercreditor Collateral Agent or any Related Parties be obligated to make any inquiry respecting the performance by FII of its obligations hereunder or thereunder or in any other Agreement delivered in connection therewith. Any such inquiry by the Intercreditor Collateral Agent shall not obligate it to make any further inquiry or to take any action. The Intercreditor Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which it believes to be genuine and to have been presented by a proper Person. The Intercreditor

                           Collateral Agent may employ agents and
                           attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                 ii.         The Intercreditor Collateral Agent shall be
                           entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to FII), independent accountants and other experts selected by the Intercreditor Collateral Agent with reasonable care. As to any matters not expressly provided for by this Agreement, the Intercreditor Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the applicable Notifying Secured Party, and such instructions of the applicable Notifying Secured Party, and any action taken or failure to act pursuant thereto, shall be binding on all of the Secured Parties.

                iii.         The Intercreditor Collateral Agent shall not be
                           required to take any action that is in its opinion contrary to law or to the terms of this Agreement or any or all of the Collateral Documents, or which would in its opinion subject it or any of its Related Party to liability. The Intercreditor Collateral Agent shall, in all cases, be fully justified in failing or refusing to act hereunder and under the Collateral Documents unless it shall be fully indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                 iv.         The Intercreditor Collateral Agent may deem and
                           treat the payee of any promissory note or other evidence of indebtedness relating to the Secured Obligations as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form reasonably satisfactory to the Intercreditor Collateral Agent, shall have been filed with the Intercreditor Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness and of any note or notes or other evidences of indebtedness issued in exchange therefor.

         SECTION           c.      Successor.  The Intercreditor Collateral
                                 Agent may resign as such at any time upon at least 60 days' notice to the Foamex Collateral Agent and the New GFI Intercreditor Collateral Agent. If the Intercreditor Collateral Agent at any time shall resign, the Requisite Secured Parties may appoint another Secured Party as a successor Intercreditor Collateral Agent. If the Requisite Secured Parties do not make such appointment within ten Business Days prior to the scheduled resignation date of the Intercreditor Collateral Agent, the retiring Intercreditor Collateral Agent shall appoint a new Intercreditor Collateral Agent from among the Secured Parties or, if no Secured Party accepts such appointment, from among commercial banking institutions or trust institutions generally. In furtherance of the foregoing, upon the announcement that the Intercreditor Collateral Agent will resign in its capacity as the Intercreditor Collateral Agent and the Secured Parties agree to use their best efforts to promptly appoint another Intercreditor Collateral Agent. Upon the acceptance of any appointment as the Intercreditor Collateral Agent hereunder, such successor Intercreditor Collateral Agent shall be entitled to receive from the retiring Intercreditor Collateral Agent such documents of transfer and assignment as such successor Intercreditor Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Intercreditor Collateral Agent, and the retiring Intercreditor Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After the retiring Intercreditor Collateral Agent's resignation hereunder as the Intercreditor Collateral Agent, the provisions of this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Intercreditor Collateral Agent under this Agreement and the Collateral Documents.

         SECTION           d.      Collateral Documents.  Each Secured Party
                                 hereby authorizes the Intercreditor Collateral Agent to enter into amendments, modifications and consents to each of the Collateral Documents and to this Agreement, on behalf of and for the benefit of such Secured Party, as may be necessary or appropriate, in the determination of the Intercreditor Collateral Agent, to better protect, perfect or continue the pledge to, or security interest of, the Intercreditor Collateral Agent and the Secured Parties respecting the Collateral subject thereto or to cure any defect or ambiguity in any Collateral Document or this Agreement.

         SECTION           e.      Credit Extensions by Citicorp.  Citicorp and
                                 each other Affiliate thereof which may at any time be acting as both the Intercreditor Collateral Agent and a Secured Party hereunder, shall have the same rights and powers with respect to any loans made by it, as any Secured Party and may exercise the same as if it were not the Intercreditor Collateral Agent or affiliated with the Intercreditor Collateral Agent, and the term "Secured Party" and, when appropriate, "holder" shall include Citicorp or such Affiliate in its individual capacity.

         SECTION           f.      Deposits, etc.  The Intercreditor Collateral
                                 Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with FII as if the Intercreditor Collateral Agent were not the Intercreditor Collateral Agent hereunder.

                                   ARTICLE 6.

                                  MISCELLANEOUS

         SECTION           a.      Waivers, Amendment, etc.  The provisions of
                                 this Agreement may from time to time be
                                 amended, modified, or waived, if such
                                 amendment, modification or waiver is in
                                 writing and consented to by Requisite Secured

                                 Parties; provided, however, that no such amendment, modification, or waiver shall affect the rights or obligations of the Intercreditor Collateral Agent or modify
                                 Article V unless consented to by the
                                 Intercreditor Collateral Agent.

         SECTION           b.      Notices.  All notices and other
                                 communications provided to the Intercreditor
                                 Collateral Agent or any Secured Party under this Agreement shall be in writing or given by facsimile transmission and addressed, delivered or telecopied to such Person at its address or facsimile number set forth below its signature hereto (or in a notice sent in accordance with the terms of the relevant Applicable Agreement) or at such other address or facsimile number as may be designated by such Person in a notice to such other Persons. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile transmission, shall be deemed given when received.

         SECTION           c.      Severability.  Any provision of this
                                 Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION           d.      Counterparts.  This Agreement may be
                                 executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Agreement.

         SECTION           e.      GOVERNING LAW.  THIS AGREEMENT SHALL BE
                                 DEEMED TO BE A CONTRACT MADE UNDER AND
                                 GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION           f.      Successors and Assigns.  This Agreement
                                 shall be binding upon and shall inure to the benefit of the Intercreditor Collateral Agent and each Secured Party and their respective successors, transferees and assigns.

         SECTION           g.      Conflict.  In the event of a conflict
                                 between the provisions of this Agreement and the provisions of any Collateral Document, the provisions of this Agreement shall control.

         SECTION           h.      NO RIGHTS FOR FII.  THIS AGREEMENT
                                 CONSTITUTES AN AGREEMENT AMONG AND FOR THE
                                 BENEFIT OF THE SECURED PARTIES AND THE
                                 INTERCREDITOR COLLATERAL AGENT ONLY, AND
                                 NOTHING CONTAINED HEREIN SHALL CONFER OR BE
                                 DEEMED TO CREATE ANY RIGHTS OR BENEFITS FOR
                                 THE BENEFIT OF FII, AND ANY AMENDMENT,
                                 MODIFICATION OR WAIVER MAY BE MADE TO THIS
                                 AGREEMENT WITHOUT CONSENT OF, OR NOTICE TO,
                                 FII.  FII IS NOT (NOR SHALL IT BE DEEMED TO
                                 BE) A THIRD PARTY BENEFICIARY UNDER THIS
                                 AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                              CITICORP USA, INC.,
                                                as Intercreditor Collateral
                                                Agent,


                                              By:/s/ Jay Schiff
                                                 -----------------------
                                                 Title: Attorney-In-Fact


                                              Address: 399 Park Avenue
                                                       New York, NY 10043
                                              Attention:
                                              Facsimile Number: 212-793-1290


                                              CITICORP USA, INC.,
                                              as the New GFI Intercreditor
                                              Collateral Agent,


                                              By:/s/ Jay Schiff
                                                 -----------------------
                                                 Title: Attorney-In-Fact


                                              Address: 399 Park Avenue
                                                       New York, NY 10043
                                              Attention:
                                              Facsimile Number: 212-793-1290

                                               CITICORP USA, INC.,
                                                 as the Foamex
                                                  Collateral Agent,


                                              By:/s/ Jay Schiff
                                                 -----------------------
                                                 Title:


                                              Address: 399 Park Avenue
                                                       New York, NY 10043
                                              Attention:
                                              Facsimile Number: 212-793-1290




ACKNOWLEDGED AND AGREED TO:


FOAMEX INTERNATIONAL INC.


By:/s/ George L. Karpinski
   ------------------------
   Title: